UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 24, 2005

Axcelis Technologies, Inc.

(Exact name of registrant as specified in charter)

Delaware	000-30941	34-1818596
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

108 Cherry Hill Drive, Beverly, Massachusetts		01915
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (978) 787-4000

(Former name or former address, if changed since last report)

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On October 24, 2005, the Compensation Committee of the Board of Directors of Axcelis Technologies, Inc. (the “Company”) approved the acceleration of vesting of certain unvested and “out-of-the-money” stock options with exercise prices equal to or greater than $10.00 per share previously awarded to its employees and other eligible participants, including its executive officers, under the Company’s 2000 Stock Plan. The acceleration of vesting will be effective for stock options outstanding as of December 15, 2005. The weighted average exercise price of the options subject to the acceleration is $11.52.

The purpose of the acceleration is to enable the Company to avoid recognizing compensation expense associated with these options in future periods in its consolidated statements of operations, upon effectiveness of the application of FASB Statement No. 123R (Share-Based Payment) which the Company adopted effective January 1, 2006. The pre-tax charge estimated by the Company to be avoided as a result of the acceleration amounts to approximately $8.7 million over the course of the original vesting periods, which on average is approximately 1.5 years from the effective date of the acceleration.  The avoided estimated pre-tax charge is $4.8 million in 2006, $2.6 million in 2007 and $1.2 million in 2008. The Company also believes that because the options that have been accelerated have exercise prices in excess of the current market value of the Company’s common stock, the options have limited economic value and were not fully achieving their original objective of incentive compensation and employee retention.

Of the approximately 1.5 million accelerated options, 309,474 options, or 21.2%, are held by executive officers, as follows:

Executive Officer	Title	Number of Options Accelerated
Mary G. Puma	Chairman, Chief Executive Officer and President	162,500
Lynnette C. Fallon	Executive VP HR/Legal and General Counsel	45,000
Stephen G. Bassett	Executive VP and Chief Financial Officer	18,750
Matthew Flynn	Senior VP, Global Customer Operations	20,000
Kevin Brewer	Senior VP, Manufacturing Operations	18,036
Marc Levine	Senior VP, Product Development	0
Donald Palette	Senior VP, Finance	16,625
Craig Halterman	Senior VP, Chief Information Officer	19,375
Mark Namaroff	Senior VP, Marketing	9,188
Total		309,474

 The Compensation Committee also required that as a condition to the acceleration, each executive officer agree to refrain from selling common stock acquired upon the exercise of accelerated options (other than shares needed to cover the exercise price and satisfy withholding taxes) until the date on which the exercise would have been permitted under the option’s pre-acceleration vesting terms or, if earlier, the executive officer’s last day of employment or to the extent such acceleration would have occurred upon a “change in control” under the Change of Control Agreements between such executive officers and the Company (the “Lock-Up Agreement”).   The form of the Lock-Up Agreement is attached hereto as Exhibit 10.1.

Forward Looking Statements

Certain statements in this Report on Form 8-K that are not strictly historical statements constitute forward-looking statements which involve risks and uncertainties that could cause actual results and outcomes to differ materially from what is expressed in those forward-looking statements. Such forward-looking statements include, without limitation, those related to the Company’s expectations regarding the impact of the accelerated vesting of options on its financial results in future periods.   Important factors that may affect such forward-looking statements include, without limitation: the possibility that FASB Statement No. 123R (“FAS 123R”) could be changed, amended or interpreted in a manner that would change the Company’s current assessment of the effects of the adoption of FAS 123R on the acceleration of the vesting of stock options and the final results of the closing of the Company’s books for future financial periods; as well as other risks detailed in the Company’s filings with the Securities and Exchange Commission, including those described in the Company’s Annual Report on Form 10-K for the year ended December 31, 2004.

Item 2.02  Results of Operations and Financial Condition

On October 26, 2005, Axcelis Technologies, Inc. (the “Company”) issued a press release regarding its financial results for the quarter ended September 30, 2005. The Company’s press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated by reference herein.

The information under this Item in this Current Report on Form 8-K and Exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, regardless of any general incorporation language in such filing.

Item 9.01  Financial Statements and Exhibits

(c) Exhibits

Exhibit No.	Description
10.1	Form of Lock-Up Agreement dated October 26, 2005 between the registrant and each of its executive officers. Filed herewith.
99.1	Press Release dated October 26, 2005.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 26, 2005	Axcelis Technologies, Inc.

	By:	/S/ STEPHEN G. BASSETT
Stephen G. Bassett Executive Vice President and Chief Financial Officer

Exhibit No.	Exhibit Index

10.1	Form of Lock-Up Agreement dated October 26, 2005 between the registrant and each of its executive officers. Filed herewith.
99.1	Press Release dated October 26, 2005.